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Exhibit Index

IDS Bond Fund Inc.
File No. 2-51586/811-2503

Exhibit           Description


9(b). Copy of Transfer Agency Agreement between Registrant and American Express Client Service Corporation, dated Jan. 1, 1998.

10. Opinion and consent of counsel as to the legality of the securities being registered.

11.               Independent Auditors' Consent.

17.               Financial Data Schedule

19(a). Directors' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 7, 1998